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                                                                    EXHIBIT 10.6

                             AGILENT TECHNOLOGIES, INC.

                        EXECUTIVE DEFERRED COMPENSATION PLAN
                   (AMENDED AND RESTATED AS OF DECEMBER 3, 1999)


Section 1.  ESTABLISHMENT AND PURPOSE OF PLAN.

     The Agilent Technologies, Inc. Executive Deferred Compensation Plan provides deferred compensation for a select group of management or highly compensated employees as established in Title I of ERISA. The Plan is intended to be an unfunded and unsecured deferred compensation arrangement between the Participant and Agilent, in which the Participant agrees to give up a portion of the Participant's current compensation in exchange for Agilent's unfunded and unsecured promise to make a payment at a future date, as specified in Section 6. Agilent retains the right, as provided in Section 14, to amend or terminate the Plan at any time. Certain capitalized words used in the text of the Plan are defined in Section 21 in alphabetical order.

Section 2.  PARTICIPATION IN THE PLAN.

     2.1 PARTICIPATION IN GENERAL. Employees on the U.S. payroll of Agilent are eligible to defer Base Pay or Bonus under the Plan if they have Base Pay, at the time of election as specified in Section 3, equal to or in excess of the sum of (1) the amount defined in Code section 40l(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year for which amounts are to be deferred, plus (2) $6,000.

     2.2 TRANSITION PERIOD PARTICIPATION. Any Participant in HP's or Agilent's Plan who, during the Transition Period, changes employment to the other of such companies, shall commence participation in the company's Plan to which the employee transfers. All existing Deferral Accounts, deferral elections, beneficiary designations, and any other documentation or information on file with the Plan in which the employee participated at the former employing company shall be treated as accounts, elections, designations, documentation or information relating to the Plan of the new employing company.

Section 3.  TIMING AND AMOUNTS OF DEFERRED COMPENSATION.

     Eligible Employees shall make elections to participate in the Plan, as follows:

     3.1 TIMING OF BASE PAY DEFERRAL. With respect to a deferral of Base Pay, an election to participate must be made prior to December 16 - or such earlier date established by the Committee - of the calendar year preceding the calendar year with respect to which an election to defer Base Pay is made, in accordance with any procedures established by the Committee.

     3.2 AMOUNT OF BASE PAY DEFERRAL. Once an election is made by an Eligible Employee, an annual whole dollar amount will be deferred from Base Pay, taken equally over the twenty-four (24) pay periods falling within the calendar year to which the election pertains. The minimum amount of Base Pay that may be deferred is $6,000 per calendar year. The maximum amount of Base Pay which may be deferred each calendar year is equal to the amount of Base Pay exceeding the amount defined in Code section 401(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year to which the deferral election pertains.

     3.3 TIMING OF BONUS DEFERRAL. Participants must make an election to defer an H1 Bonus and/or H2 Bonus before December 16 - or such earlier date established by the Committee - of the calendar year ending within the fiscal year to which the H1 and H2 Bonuses pertain, in accordance with any procedures established by the Committee. Notwithstanding the foregoing, an election to defer an H2 Bonus

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may be amended or revoked at any time prior to the commencement of the
Performance Period to which the H2 Bonus relates, in accordance with any procedures established by the Committee.

     3.4   AMOUNT OF BONUS DEFERRAL.   An Eligible Employee may defer any
portion, up to 100%, of any H1 or H2 Bonus to which he or she may become entitled, so long as the deferral amount is expressed in terms of a whole percentage point. Once an election is made by an Eligible Employee to defer any portion or all of a Bonus, the appropriate dollar amount will be withheld from the Bonus when this amount has been certified by the Committee in accordance with the PFR Plan.

     3.5 EFFECT OF TAXES ON MAXIMUM DEFERRALS. Notwithstanding any provision herein to the contrary, and to the extent consistent with the terms of the PFR Plan, the Company may withhold Taxes from any cash payment made under the Plan or PFR Plan, owing as a result of any deferral or payment hereunder, as the Company deems appropriate in its sole discretion. If, with respect to the pay period within which a deferral, payment or Bonus is made under the Plan or PFR Plan, the Participant receives insufficient actual cash compensation to cover such Taxes, then the Company may withhold any remaining Taxes owing from the Participant's subsequent cash compensation received, until such Tax obligation is satisfied.

SECTION 4.  DEFERRAL ACCOUNTS.

     4.1 CREDITING IN GENERAL. Amounts deferred pursuant to Section 3 shall be credited to a Deferral Account in the name of the Participant. Each Deferred Account shall be a bookkeeping entry of Agilent. Deferred Amounts arising from deferrals of Base Pay shall be credited to a Deferral Account at least quarterly. Deferrals resulting from amounts credited to a Participant's Deferral Account from the deferral of Bonuses shall be credited to a Deferral Account as soon as practicable after the Committee has certified the amount of an Bonus in writing, pursuant to the provisions of the PFR Plan. The Participant's rights in the Deferral Account shall be no greater than the rights of any other unsecured general creditor of Agilent. Deferred Amounts and Earnings thereon invested hereunder shall for all purposes be part of the general funds of Agilent. Any payout to a Participant of amounts credited to a Participant's Deferral Account is not due, nor are such amounts ascertainable, until the Payout Commencement Date.

     4.2 HEWLETT-PACKARD COMPANY OFFICERS EARLY RETIREMENT PLAN DEFERRALS. A Deferral Account may be created or credited pursuant to the termination of the Hewlett-Packard Company Officers Early Retirement (OER) Plan, as restated effective October 31, 1999. Except as otherwise provided in this Section 4.2, an OER Deferral shall be forfeited in full, if the Termination Date of a Rollover Participant for whom the OER Deferral was created or credited occurs prior to April 1, 2001. Notwithstanding the foregoing, the OER Deferral of a Rollover Participant shall not be forfeited due to his or her Termination Date occurring prior to April 1, 2001, if the Rollover Participant has attained the age of 58 on or before March 31, 1999.

     4.3 CERTAIN TRANSITION PERIOD DEFERRAL ACCOUNTS. With respect to an employee who becomes a Plan participant during the Transition Period, as described in Section 2.2, a Deferral Account shall be created for such a new Participant as soon as practicable after the employee becomes an Agilent employee, in an initial amount equal to the employee's total cumulative Plan Deferral Account as of the date on which he or she changes employment, with Earnings thereon determined on a pro rata basis. All deferrals - and any Earnings thereon - arising after the date on which the employee changes employment, shall be credited to such employee's Deferral Account in a fashion consistent with the provisions of this Plan.

SECTION 5.  EARNINGS ON THE DEFERRAL ACCOUNT

     Amounts in a Participant's Deferral Account will be credited at least quarterly with Earnings until such amounts are paid out to the Participant under this Plan as set forth in Section 6. All Earnings attributable to the Deferral Account shall be added to the liability of and retained therein by Agilent. Any such addition to the liability shall be appropriately reflected on the books and records of Agilent and identified as an addition to the total sum owing the Participant. The Deferral Account of a Rollover Participant shall be credited with Earnings at the same time and accounted for in the same manner as the

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Deferral Account of a Participant (regardless of the Rollover Participant's eligibility to participate in the Plan), pro-rated to reflect the date on which the deferral account from a Rollover Plan is transferred into the Plan.

SECTION 6.  PAYOUT TO THE PARTICIPANTS.

     6.1 TERMINATION AFTER RETIREMENT DATE. If a Participant's Termination Date is on or after his or her Retirement Date, an election as to the form and commencement of benefit may be made in accordance with this Section 6.1. An election under this section is only valid if made before the date which is at least twelve (12) months prior to the Participant's Termination Date, and on or before the last day of the calendar year preceding the Termination Year.

           6.1.1 FORM OF PAYOUT. A Participant making a valid election under this Section 6.1 may elect to receive either (a) a single lump sum payout by January 15 of the year following the Termination Year, or (b) a payout in annual installments over a five (5) to fifteen (15) year period beginning with the January 15 following the Termination Year.

           6.1.2 COMMENCEMENT OF PAYOUT. A Participant making a valid election under this Section 6.1 may elect to further defer the Payout Commencement Date, under either the single lump sum or the annual installment election addressed in Section 6.1.1, by an additional one (1), two (2) or three
(3) years beginning after the January 15 following the Termination Year.

           6.1.3 EARNINGS ON DEFERRAL ACCOUNTS. Whatever the form of payout under Section 6, and whatever the timing of the Payout Commencement Date, the Deferral Account of a Participant shall continue to be credited with Earnings until all amounts in such an account are paid out to the Participant.

     6.2 DEFAULT FORM AND COMMENCEMENT OF PAYOUT. If a Participant's Termination Date is on or after his or her Retirement Date and a valid election under Section 6.1 is not made, the Participant shall receive his or her payout in annual installments over the fifteen (15) year period beginning with the January 15 following the Termination Year.

     6.3 DEATH OF PARTICIPANT. If a Participant dies and an election was made under Section 6.1, the Beneficiary will be paid according to the election even though the election was not made twelve (12) months or more prior to the Participant's death. If the Participant dies and no election was made, then the Beneficiary will receive the payout in annual installments over the fifteen (15) year period beginning with the January 15 in the calendar year following the year of the Participant's death.

     6.4 TERMINATION PRIOR TO RETIREMENT DATE. If the Participant's Termination Date precedes his or her Retirement Date, then the Participant will receive a single lump sum payout as soon as practicable after the Termination Date.

     6.5 COMMITTEE DISCRETION. Notwithstanding anything in this Section 6 to the contrary, the Committee shall have the discretion to modify the availability and timing of a valid election under Section 6.1, and the timing, form and amount (e.g., payouts affected by a forfeiture under Section 4.2) of any payout, in any manner it deems appropriate; provided, however, that any alteration with respect to a Covered Officer must be consistent with the requirements for deductibility of compensation under section 162(m) of the Code.

     6.6   TRANSITION PERIOD TRANSFERS.  Notwithstanding anything within this
Section 6 to the contrary, a transfer of a Participant's employment between Agilent and HP prior to the Distribution Date shall not be considered a termination of employment nor trigger a Termination Date for purposes of applying the provisions of this section. Rather, the employee shall continue his or her participation in the HP Plan or Agilent Plan as provided in Sections
2.2 and 4.3 of this Plan and the HP Plan.

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Section 7.  HARDSHIP PROVISION.

     7.1 UNFORESEEABLE EMERGENCIES. Neither the Participant nor his or her Beneficiary is eligible to withdraw amounts credited to a Deferral Account prior
to the time specified in Section 6.    However, such credited amounts may be
subject to early withdrawal if an unforeseeable emergency occurs that is caused by an event beyond the Participant's or Beneficiary's control and would result in severe financial hardship to the individual if early withdrawal is not permitted. A severe financial hardship exists only when all other reasonably
available financial resources have been exhausted.   The Committee shall have
sole discretion to determine whether to approve any hardship withdrawal, which
amount will be limited to the amount necessary to meet the emergency.    The
Committee's decision is final and binding on all interested parties.

     7.2 WAITING PERIOD. If the Committee approves a hardship withdrawal, the Participant (1) may not defer Base Pay or Bonuses, as specified in Section 3, for the remainder of the calendar year in which the hardship withdrawal is received, and (2) may not participate in the deferral election which relates to the next succeeding calendar year (with respect to deferrals of Base Pay), and to both the H1 and H2 Bonuses arising from the next succeeding fiscal year.

Section 8.  OTHER ACCESS TO CREDITED AMOUNTS.

     8.1 UNANTICIPATED NEEDS. Neither the Participant nor his or her Beneficiary is eligible to withdraw amounts credited to a Deferral Account prior to the time specified in Section 6. However, such credited amounts may be subject to early withdrawal if an unanticipated need for funds occurs, other than a need specified in Section 7; provided, however, that the Participant permanently forfeits ten percent (10%) of the amount to be withdrawn. Additionally, withdrawals based on an unanticipated need for funds may be made no more than once each calendar year and the amount to be withdrawn must be at least $12,000.

     8.2 WAITING PERIOD. If the Participant withdraws amounts credited to a Deferral Account under this section, he or she (1) may not defer Base Pay or Bonuses, as specified in Section 3, for the remainder of the calendar year in which the withdrawal is received, and (2) may not participate in the deferral election which relates to the next succeeding calendar year (with respect to deferrals of Base Pay), and to both the H1 and H2 Bonuses arising from the next succeeding fiscal year.

Section 9.  DESIGNATION OF BENEFICIARY.

     The Participant shall, by written notice to Agilent, (1) designate a Beneficiary hereunder, and (2) shall have the right thereafter to change such designation. Notwithstanding the foregoing, with respect to an employee who becomes a Plan Participant during the Transition Period, as described in Section 2.2, all existing beneficiary designations on file with the HP Plan shall be deemed and treated as designations under this Plan. In the case of a Participant's death, payment due under this Plan shall be made to the designated Beneficiary or, in the absence of such designation, by will or the laws of descent and distribution in the state of residence of the Participant.

Section 10.  CHANGE IN CONTROL.

     10.1 DISCRETION TO ACCELERATE. In the event of a proposed change in control of Agilent, as defined below, the Committee shall have complete authority and discretion, but no obligation, to accelerate payments of both terminated and active Participants.


     10.2 PROPOSED CHANGE IN CONTROL. A "proposed change in control" shall mean (1) a tender offer by any person or entity, other than Agilent or an Agilent subsidiary, to acquire securities representing 40 percent or more of the voting power of Agilent or (2) the submission to Agilent's shareholders for approval of a transaction involving the sale of all or substantially all of the assets of Agilent or a merger of Agilent with or into another corporation. Notwithstanding the foregoing, neither the initial public offering

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of voting common stock in Agilent, nor the distribution by HP of shares of
Agilent voting common stock in a transaction which qualifies under Section 355 of the Code, shall constitute a "proposed change in control" for purposes of this Section 10.

     10.3 REQUEST FOR NEGOTIATION. The Committee may also ask the Board of Directors to negotiate, as part of any agreement involving the sale or merger of Agilent, or a sale of substantially all of Agilent's assets or a similar transaction, terms providing for protection of Participants and their interests in the Plan.

Section 11.  LIMITATION ON ASSIGNMENTS.

     Benefits under this Plan are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishments by creditors of the Participant or the Participant's Beneficiary and any attempt to do so shall be void.

Section 12.  ADMINISTRATION.

     12.1 ADMINISTRATION BY COMMITTEE. The Plan shall be administered by the Committee. No member of the Committee shall become a Participant of the Plan. The Committee shall have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determination by the Committee shall be final and binding upon all parties, including shareholders, Participants, Beneficiaries and other employees. The Committee may delegate its administrative responsibilities, as it deems appropriate.

     12.2 BOOKS AND RECORDS. Books and records maintained for the purpose of the Plan shall be maintained by the officers and employees of Agilent at its expense and subject to supervision and control of the Committee.

Section 13.  NO FUNDING OBLIGATION.

     Agilent is under no obligation to transfer amounts credited to the Participant's Deferral Account to any trust or escrow account, and Agilent is under no obligation to secure any amount credited to a Participant's Deferral Account by any specific assets of Agilent or any other asset in which Agilent has an interest. This Plan shall not be construed to require Agilent to fund any of the benefits provided hereunder nor to establish a trust for such purpose Agilent may make such arrangements as it desires to provide for the payment of benefits, including, but not limited to, the establishment of a rabbi trust or such other equivalent arrangements as Agilent may decide. No such arrangement shall cause the Plan to be a funded plan within the meaning of Title I of ERISA, nor shall any such arrangement change the nature of the obligation of Agilent nor the rights of the Participants under the Plan as provided in this document. Neither the Participant nor his or her estate shall have any rights against Agilent with respect to any portion of the Deferral Account except as a general unsecured creditor. No Participant has an interest in his or her Deferral Account until the Participant actually receives the deferred payment.

SECTION 14.   AMENDMENT AND TERMINATION OF THE PLAN.

     Agilent, by action of the Committee, in its sole discretion may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that amounts already credited to Deferral Accounts will continue to be owed to the Participants or Beneficiaries and will continue to accrue Earnings and continue to be a liability of Agilent. Any amendment or termination of the Plan will not affect the entitlement of any Participant or the Beneficiary of a Participant who terminates employment before the amendment or termination. All benefits to which any Participant or Beneficiary may be entitled shall be determined under the Plan as in effect at the time the Participant terminates employment and shall not be affected by any subsequent change in the provisions of the Plan; provided, however, that Agilent reserves the right to change the basis of return on investment of the Deferral Account with respect to any Participant

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or Beneficiary.  Participants or Beneficiaries will be given notice prior to the discontinuance of the Plan or reduction of any benefits provided by the Plan.

SECTION 15.  TAX WITHHOLDING.

     If Agilent concludes that Tax is owing with respect to any deferral of income or payment hereunder, Agilent shall withhold such amounts from any payments due the Participant, or otherwise make appropriate arrangements with the Participant or his or her Beneficiary for satisfaction of such obligation.

SECTION 16.  CHOICE OF LAW.

     This Plan, and all rights under this Plan, shall be interpreted and construed in accordance with ERISA and, to the extent not preempted, the law of the State of Delaware, unless otherwise stated in the Plan.

SECTION 17.  NOTICE.

     Any written notice to Agilent required by any of the provisions of this Plan shall be addressed to the chief personnel officer of Agilent or his or her delegate and shall become effective when it is received.

SECTION 18.  NO EMPLOYMENT RIGHTS.

     Nothing in the Plan, nor any action of Agilent pursuant to the Plan, shall be deemed to give any person any right to remain in the employ of Agilent or affect the right of Agilent to terminate a person's employment at any time, with or without cause.

SECTION 19.  ROLLOVERS FROM OTHER PLANS.

     19.1 DISCRETION TO ACCEPT. The Committee shall have complete authority and discretion, but no obligation, to allow the Plan to create Deferral Accounts for Rollover Participants and credit such accounts with amounts to reflect the Rollover Participant's deferral account in a Rollover Plan. The amounts credited to such Deferral Accounts are fully subject to the provisions of this Plan. Reference in the Plan to such a crediting as a "rollover" or "transfer" of assets from a Rollover Plan is nominal in nature, and confers no additional rights upon a Rollover Participant other than those specifically set forth in the Plan.

     19.2 STATUS OF ROLLOVER PARTICIPANTS. A Rollover Participant and his or her Beneficiary are fully subject to the provisions of this Plan, except as otherwise expressly set forth herein. A Rollover Participant who is not already a Participant in the Plan and is not otherwise eligible to participate in the Plan at the time of rollover, shall not be entitled to make any additional deferrals under the Plan unless and until he or she has becomes an Eligible Employee under the terms of the Plan.

     19.3 PAYMENT TO ROLLOVER PARTICIPANTS. If at the time of rollover or transfer, payments from a Rollover Participant's account in a Rollover Plan have already commenced from a Rollover Plan, he or she shall continue to receive such payments in accordance with the form and timing of payment provisions of such plan. If a Rollover Participant is not yet eligible to receive payments from the Rollover Plan at the time of the rollover or transfer, he or she is bound by the payout provisions of this Plan.


SECTION 20.  CODE SECTION 162(m).

     With respect to Covered Employees, this Plan is designed to satisfy the special requirements for performance-based compensation set forth in Section 162(m)(4)(C) of the Code, and the Plan shall be so construed. Furthermore, if a provision of the Plan as it relates to a Covered Officer causes a deferral or payment to fail to satisfy these special requirements, the Plan shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

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SECTION 21.  DEFINITIONS.

     21.1 AGILENT means Agilent Technologies, Inc., a Delaware corporation, and any business entity within the Agilent consolidated group.

     21.2 BASE PAY means the annual base rate of cash compensation for employees on the U.S. payroll of Agilent, excluding bonuses, commissions, overtime pay, Bonuses, shift differential, payments under the Agilent or HP Income Protection Plan, the Agilent or HP Supplemental Income Protection Plan, or any other additional compensation.

     21.3 BENEFICIARY means the person or persons designated by a Participant pursuant to Section 9 to receive any amounts payable under the Plan in the event of the Participant's death.

     21.4  BONUS shall have the same meaning as set forth in the PFR Plan.

     21.5 CODE means the Internal Revenue Code of 1986, as amended from time to time.

     21.6 COMMITTEE means the Compensation Committee of the Board of Directors of Agilent, as constituted in accordance with the provisions of the PFR Plan, or its delegate.

     21.7 COVERED OFFICER shall have the same meaning as "covered employee" does under Code section 162(m).

     21.8 DEFERRAL ACCOUNT means the account balance of a Participant in the Plan created from Deferred Amounts or from a credit to a Participant's account from a Rollover Plan, and the Earnings thereon prior to a payout to the Participant.

     21.9 DEFERRED AMOUNT means the amount the Participant elects to have deferred from Base Pay and/or a Bonus, pursuant to Section 3.

     21.10 DISTRIBUTION DATE has the same meaning as this same defined term in the Master Separation and Distribution Agreement between HP and Agilent, effective August 12, 1999.

     21.11 EARNINGS means the deemed return on investment (or charge on investment loss) allocated to a Participant's Deferral Account, based on the return of the Fund, reduced by ten (10) percent when the return of the Fund is positive, and increased by ten (10) percent when the return of the Fund is negative. Whether the return of the Fund is positive or negative for purposes of the adjustment described in the preceding sentence, is determined in accordance with Section 5.

     21.12 ELIGIBLE EMPLOYEE means an employee on the U.S. payroll of Agilent who has Base Pay at the time of election as specified in Section 3 equal to or in excess of the sum of (1) the amount defined in Code section 401(a)(17), as adjusted by the Secretary of the Treasury under Code section 415(d), in effect on January 1 of the calendar year for which amounts are to be deferred, plus (2) $6,000. Where this Plan references an Eligible Employee's deferral of a Bonus, this assumes the Eligible Employee is also a participant in the PFR Plan.

     21.13 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     21.14 Fund means-

           21.14.1 Unless otherwise provided in this Subsection 21.14, an S&P 500 index Fund, as designated by the Committee from time to time; and,

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           21.14.2  With respect to Earnings credited to the Deferral Account of a Covered Officer, the term Fund shall specifically refer to the Vanguard Institutional Index Fund; and,

           21.14.3 With respect to a Deferral Account created or credited by the deferral of amounts arising from the termination of the Hewlett-Packard Company Officers Early Retirement Plan, as restated effective October 31, 1999, the term Fund shall specifically refer to a fund the investments of which are comprised of a mix of debt and equity, as chosen in the sole discretion of the Committee, and as subject to the forfeiture provisions of Section 4.2.

     21.15 H1 BONUS means a Bonus arising from the Performance Period defined by the first half of Agilent's fiscal year (November 1 through April 30), or as otherwise set forth in accordance with the terms of the PFR Plan.

     21.16 H2 BONUS means a Bonus arising from the Performance Period defined by the second half of Agilent's fiscal year (May 1 through October 31), or as otherwise set forth in accordance with the terms of the PFR Plan.

     21.17 HP means Hewlett-Packard Company, a Delaware corporation.

     21.18 PARTICIPANT, unless preceded by "PFR" in which case the term indicates a participant in the PFR Plan, means any individual who has a Deferral Account under the Plan or who is receiving or entitled to receive benefits under the Plan. The term Participant also refers to a Rollover Participant, except where expressly provided otherwise.

     21.19 PAYOUT COMMENCEMENT DATE means the date on which the payout to a Participant of amounts credited to his or her Deferral Account first commences.

     21.20 PERFORMANCE MEASURE shall have the same meaning as set forth in the PFR Plan.

     21.21 PERFORMANCE PERIOD shall have the same meaning as set forth in the PFR Plan.

     21.22 PLAN, unless preceded by (i) "PFR", in which case the term refers to the PFR Plan, (ii) "HP", in which case the term refers to the Hewlett-Packard Company Executive Deferred Compensation Plan, or (iii) "Rollover", in which case the terms refers to a Rollover Plan, means the Agilent Technologies, Inc. Executive Deferred Compensation Plan.

     21.23 RETIREMENT DATE means the date on which a Participant has completed at least 15 years of service, as defined in the Retirement Plan, and has attained age 55. For this purpose, the Committee may, in its discretion, permit the years of service of a Rollover Participant to include the years of service with the employer for which a Rollover Participant worked immediately preceding employment with Agilent.

     21.24 RETIREMENT PLAN means, until the Distribution Date, the Hewlett-Packard Company Retirement Plan, and on and after the Distribution Date, the Agilent Retirement Plan.

     21.25 ROLLOVER PARTICIPANT means an individual with a Deferral Account in the Plan transferred from a Rollover Plan in accordance with the provisions of
Section 19. The term Rollover Participant may also refer to an individual who has previously been a Participant in the Plan, or an existing Participant at the time of transfer.

     21.26 ROLLOVER PLAN means-

           21.26.1 The nonqualified deferred compensation plan of any other employing business entity within the HP consolidated group, until the Distribution Date; or

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           21.26.2  The Hewlett-Packard Company Officers Early Retirement Plan,
           to the extent a Deferral Account is created or added to for a Participant or Rollover Participant, due to the termination of this plan; or,

           21.26.2 The nonqualified deferred compensation plan of a business entity acquired by Agilent through acquisition of a majority of the voting interest in, or substantially all of the assets of, such entity.

     21.27 TAX OR (TAXES) means any federal, state, local, or any other governmental income tax, employment tax, payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any Earnings thereon, and any payments made to Participants under the Plan.

     21.28 TERMINATION DATE means the date on which the Participant ceases to be an employee of Agilent.

     21.29 TERMINATION YEAR means the calendar year within which a Participant's Termination Date falls.

     21.30 TRANSITION PERIOD means the period commencing with the beginning of Agilent's Payroll Date (as defined in the Master Separation and Distribution Agreement between HP and Agilent, effective August 12, 1999), and ending on the Distribution Date (as defined in the Master Separation and Distribution Agreement between HP and Agilent, effective August 12, 1999).

     21.31 PFR PLAN means the Agilent Technologies, Inc. Pay-for-Results Management Incentive Plan effective November 1, 1999, as amended from time to time.

SECTION 22.  EXECUTION.

IN WITNESS WHEREOF, Agilent has caused this Plan to be duly adopted by the undersigned this 3 day of December 1999, effective December 3, 1999.

Agilent Technologies, Inc.




By:     /s/ D. Craig Nordlund
     -------------------------------------
     D. Craig Nordlund,
     Vice President, General Counsel and Secretary
     Agilent Technologies, Inc.